                              EXHIBIT 10(f)



                           TWIN DISC, INCORPORATED

                        SUPPLEMENTAL RETIREMENT PLAN

          (As Amended and Restated Effective January 1, 1998)




                                 July 1998

                           TWIN DISC, INCORPORATED
                        SUPPLEMENTAL RETIREMENT PLAN
       (as amended and restated effective January 1, 1998)

PREAMBLE

Effective January 1, 1984, the Company adopted the Twin Disc, Incorporated Supplemental Retirement Plan to ensure the payment of a competitive level of retirement income in order to retain and motivate selected executives. The Plan was amended effective January 1, 1985 for executives named to the Plan on or after January 1, 1985. Effective as of January 1, 1998, the Plan is hereby amended and restated as set forth herein to, among other things, change the formula for calculating the amount of benefits payable to executives who were participants in the Plan as of December 31, 1997 but who had not yet termi nated employment as of such date.

The rights and benefits, if any, of a Participant who terminated employment prior to January 1, 1998, shall be determined in accordance with the provi sions of the Plan as in effect on the date his employment terminated.

SECTION I - DEFINITIONS

1.1 "Actuarial Equivalent" means equality in value of the aggregate amounts expected to be received under different forms of payment, based on the 1983 Group Annuity Mortality Table (male table only), with interest at 8.0%.

1.2 "Average Annual Earnings" means the average compensation used in benefit calculations, determined in accordance with the Schedule applicable to such Participant.

1.3 "Basic Plan" means the Twin Disc, Incorporated Retirement Plan for Salaried Employees (amended and restated effective January 1, 1997), as amended from time to time.

1.4 "Basic Qualified Plan Benefit" means twelve times the amount defined in Section 1.2 ("Accrued Benefit") of the Basic Plan.

1.5 "Committee" means the Compensation Committee of the Board of Directors of the Company, which has been given complete and discretionary authority by the Board of Directors to administer and interpret this Plan.

1.6     "Company" means Twin Disc, Incorporated.

1.7 "Disabled" means that a Participant should cease to be an Employee because of an illness or physical disability that will entitle him to receive monthly disability income benefits under the Company's long term disability plan.

1.8 "Earnings" means total compensation used in the calculation of Average Annual Earnings, which is determined in accordance with the Schedule applica ble to such Participant.

1.9     "Employee" means any person in the employ of the Company.

1.10 "Participant" means an employee of the Company designated as a Participant by the Committee. An employee shall become a Participant in the Plan as of the date he is individually selected by, and specifically named in the resolutions of, the Committee for inclusion in the Plan. A Participant shall cease to be an active Participant in this Plan and he shall not be entitled to receive benefits hereunder if he ceases to be an Employee of the Company for any reason other than Early Retirement or disability as defined in
Section 3.4 prior to his sixty-fifth (65th) birthday.

1.11     "Plan" means the Company's Supplemental Retirement Plan.

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1.12     "Plan Year" means the twelve (12) consecutive month period ending
June 30.

1.13 "Prior Plan" means the Twin Disc, Incorporated Supplemental Retire ment Plan in effect immediately prior to January 1, 1998.

                                     (1)

1.14 "Retirement" means the termination of a Participant's employment with the Company on one of the retirement dates specified in Section 2.1.

1.15 "Service" means the aggregate of all periods of employment of an Employee by the Company, including full and partial years, calculated from his date of employment. Service will include the period of time, if any, during which a Participant received disability income benefits under the Company's long term disability plan.

1.16 "Surviving Spouse" means an individual who is a surviving spouse of a Participant as defined under the Basic Plan.

                                     (2)

The masculine gender, where appearing in the Plan will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates the contrary.

SECTION II - ELIGIBILITY FOR BENEFITS

2.1 Each Participant is eligible to retire and receive a benefit under this Plan beginning on one of the following dates:

        (a) "Normal Retirement Date," which is the first day of the month coinciding with or next following a Participant's sixty-fifth
                (65th) birthday with at least five (5) years of Service.

        (b) "Early Retirement Date," which is the first day of any month following the month in which the Participant reaches the age and service requirement set forth in the attached Schedule for each Participant.

        (c) "Postponed Retirement Date," which is the first day of the month following the Participant's Normal Retirement Date in which the Participant terminates employment with the Company.

2.2 If a Participant should become Disabled, he shall be entitled to receive retirement benefits after cessation of his disability income benefits, as described in Section 3.4 of the Plan.

2.3 Anything herein to the contrary notwithstanding, if any Participant (including a Participant that has terminated employment with the Company) engages in competition with the Company (without prior authorization given by the Committee in writing) or is discharged for cause, or performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company, all rights to any benefits payable under this Plan thereafter (whether payable to such Participant or such Participant's Surviving Spouse) shall, at the discretion of the Committee, be forfeited and the Company will have no further obligation hereunder to such Participant or Surviving Spouse.

                                     (3)

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SECTION III - AMOUNT AND FORM OF RETIREMENT BENEFIT

Amount of Benefit
- - - - - - - - -

3.1 The annual benefit payable at a Normal Retirement Date will equal the amount determined in accordance with the Schedule applicable to such Participant.

3.2 The annual benefit payable at an Early Retirement Date will equal the benefit determined in accordance with the Schedule applicable to such Participant.

3.3 The annual benefit payable at a Postponed Retirement Date will be equal to the benefit determined in accordance with Section 3.1 as of the Participant's Postponed Retirement Date.

3.4 A Participant who becomes Disabled shall receive no benefits under this Plan while he is entitled to receive disability income benefits under the Company's long term disability plan. If payment of disability income ceases before the Participant has attained either his Early Retirement Date or his Normal Retirement Date and if he does not then return to active employment with the Company he shall not be entitled to receive any benefits under the Plan. If the Participant does not return to active employment but payment of disability income ceases on or after the Participant has attained his Early Retirement
Date or Normal Retirement Date, he shall be entitled to retire on an Early or Normal Retirement Date, as the case may be. In either case his Retirement Benefit shall be calculated and paid as described in
Section 3.1 or 3.2 of the Plan, whichever may be applicable, based on Average Annual Earnings calculated at the time of his initial disablement and Service calculated including the period of time he was receiving benefits under the Company's long term disability plan plus the elimination period, if any.

3.5 In no event will the annual benefit calculated under Sections 3.1, 3.2 or 3.3 of this Plan be less than the Actuarial Equivalent of the benefit calculated under the Prior Plan, which is the benefit the Participant could have received on December 31, 1997 if he had attained either his Early Retirement Date or his Normal Retirement Date, had elected to retire, and started receiving an immediate benefit in accordance with the terms of the Prior Plan. For this purpose, the Actuarial Equivalent adjustment requires converting the benefit from the ten-year temporary form defined in the Prior Plan to the single life annuity form defined in this Plan. The amount calculated under this Section 3.5 and payable at January 1, 1998 in the ten-year temporary form is shown on the Schedule applicable to such Participant.

Form of Benefit
- - - - - - - -

3.6     The benefit determined under this Plan in accordance with Section 3.1,
3.2 or 3.3 is calculated in the form of a single life annuity, providing benefits for the life of the Participant with no benefits payable to any beneficiary. The benefit determined under Section 3.7 is calculated in the form of a single life temporary annuity, providing benefits for the shorter of the life of the Participant or 120 monthly payments.

                                     (4)

Any benefits payable under this Plan will automatically be paid as a lump sum equal to the Actuarial Equivalent of the annual benefit payable under both the single life annuity form and the single life temporary annuity form. If the lump sum is equal to or less than $500,000, the lump sum will be paid in a
single payment.   In the event that the lump sum is in excess of $500,000,
then the first payment will be limited to $500,000, with the unpaid balance increasing with interest at 8% per year, and additional payments (also limited to no more than $500,000 each) will be made on each twelve month anniversary of the first payment until the balance is paid. If the Participant dies after the first payment but prior to the time when the balance has been fully discharged, the Surviving Spouse (or the named beneficiary) shall receive the subsequent payment(s) at the same time and in the same amount as if the Participant was alive to receive the payments.

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Payments of the benefits, if any, calculated under Section 3.7 may only be paid in the form of a single life temporary annuity or a lump sum. Payments of the benefits calculated under Sections 3.1, 3.2, or 3.3 may be paid under one of the following optional forms of payment if the Participant files an election in writing at least twelve (12) calendar months in advance of the date his benefit payments begin.

The annual benefit payable under any optional form shall be determined as the Actuarial Equivalent of the annual benefit payable under the Single Life Annuity Form. A Participant may elect any optional form of payment listed below:

        (a) Single Life Annuity Form, under which monthly payments are made to the Participant during his lifetime, with no further payments from the Plan on his behalf after his death. This is the calculated form of benefit and does not require an Actuarial Equivalent adjustment.

        (b) Contingent Annuitant Form, under which reduced monthly payments are made to the Participant during his lifetime, with payments from the Plan on his death equal to 50% of the rate previously payable to the Participant to be continued to and for the lifetime of his Surviving Spouse. The reduced payments under this option shall be the Actuarial Equivalent of the annual benefit payable under the Single Life Annuity Form. In the event the Surviving Spouse dies prior to the time his first payment commences, the form of benefit shall automatically revert to the Single Life Annuity Form and there shall be no reduction of his benefit.

        (c) Ten Year Temporary Annuity Form, under which increased monthly payments are made to the Participant for a ten year period as long as the Participant is alive. Payments cease at the earlier of the completion of the ten year period or the death of the Participant. The increased payments under this option shall be the Actuarial Equivalent of the annual benefit payable under the Single Life Annuity Form.

Additional Basic Plan Benefit
- - - - - - - - - - - - - - -

3.7 Upon Retirement, a Participant who elects to receive any or all of their monthly benefits from the Basic Plan immediately in the form of a Joint and Survivor Annuity for Married Participant

                                     (5)

(Section 5.1(b) of the Basic Plan) will receive an additional benefit from this Plan. This benefit is intended to make-up for the reduction in monthly Basic Plan benefits due to Joint and Survivor coverage and is equal to the difference, if any, between the monthly Basic Plan benefit payable immediately in the single life form and the monthly Basic Plan benefit payable immediately in the Joint and Survivor Annuity for Married Participant form. In the event the Participant elects to receive all or a part of the Basic Plan benefit as a single life annuity or as a lump sum, the additional benefit calculated in this Section 3.7 will not be based on the portion of the Basic Plan benefit that is paid in a form other than the Joint and Survivor Annuity for Married Participant.

The benefit determined under this Section 3.7 is calculated in the form of a single life temporary annuity, providing benefits for the shorter of the life of the Participant or 120 monthly payments.

No additional benefit under this Section 3.7 shall be paid if the Participant does not elect to receive Basic Plan benefits commencing at the same time as any other benefits payable under this Plan.

                                     (6)

SECTION IV - PAYMENT OF RETIREMENT BENEFITS

4.1 Benefits payable in accordance with Section III will commence on first day of the month following the Participant's date of Retirement, or as soon thereafter as administratively practical.

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        If the Participant elected an optional form of payment, payments will continue to be paid on the first day of each succeeding month. The last payment will be on the first day of the month in which the retired Participant dies unless otherwise elected in accordance with Section 3.6.

4.2 No benefits are payable under this Plan if a Participant terminates employment for any reason other than Retirement, disability or death.

                                     (7)

SECTION V - DEATH BENEFITS PAYABLE

5.1 If a Participant should die after attaining either his Early Retirement Date or his Normal Retirement Date and before Retirement, the Surviving Spouse will receive, in the form of a lump sum, a benefit equal to the Participant's benefit determined in accordance with Section III as if the Participant had retired and commenced receiving a benefit on the first of the month following the date of his death. If the lump sum is equal to or less than $500,000, the lump sum will be paid in a single payment. In the event that the lump sum is in excess of $500,000, then the first payment will be limited to $500,000, with the unpaid balance increasing with interest at 8%per year, and additional payments (also limited to no more than $500,000) made on each twelve month anniversary of the first payment until the balance is paid. If the Surviving Spouse dies after the first payment but prior to the time when the balance has been fully discharged, a named beneficiary shall receive the subsequent payment(s) at the same time and in the same amount as if the Surviving Spouse was alive to receive the payments.

5.2 The initial payment under this Section V will be paid within 60 days following the month in which the Participant dies. If additional payments are required, each such payment will be made on the date which follows the prior payment by twelve months.

5.3 If a Participant should die prior to attaining his Early Retirement Date or his Normal Retirement Date, no benefits will be payable from this Plan. If a Participant should die without a Surviving Spouse, no benefit under this Section V is payable.

                                     (8)

SECTION VI - MISCELLANEOUS

6.1 The Committee may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part. However, no amendment or suspension of the Plan will affect any of the following:

        (a) a retired Participant's right or the right of such retired Participant's Surviving Spouse to continue to receive a benefit in accordance with the terms of the Plan as in effect on the date in effect on the date such Participant commenced to receive a benefit under the Plan; and

        (b) the right of any Participant not covered under Section 6.1(a) above to receive benefits that have been earned (with the amount of earned benefit determined in accordance with Section 3 based on Earnings and Service as of the date of the amendment or suspension) payable on the date they would have been paid if the Plan had not been amended or suspended, all in accor dance with the Plan in effect on the date of such amendment or suspension.

In the event the Plan is terminated, any earned benefits (whether or not in pay status) will be nonforfeitable and the Company shall pay the Actuarial Equivalent of the annual benefit earned to date in a lump sum to each Partici pant within sixty (60) days following such termination.

6.2 Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company, nor will it interfere with the right of the Company to discharge or otherwise deal with Participants without regard to the existence of this Plan.

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6.3     This Plan is unfunded, and the Company will make Plan benefit payments solely on a current disbursement basis from its general assets.

6.4 To the maximum extent permitted by law, no benefit under this Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind.

6.5 The Committee may adopt rules and regulations to assist it in the administration of the Plan. The Committee shall have complete and discretion ary authority to determine eligibility, the amount of benefits payable under the Plan and to otherwise interpret the provisions of the Plan.

6.6 Each Participant shall receive a copy of this Plan, and the Committee will make available for inspection by any Participant a copy of the rules and regulations used by the Committee in administering the Plan. Not withstanding the immediately preceding sentence, to the extent any Participants are named in Schedules to this Plan only those Participants shall receive a copy of such Schedule.

6.7 This Plan is established under, and will be construed according to, the laws of the State of Wisconsin, except to the extent preempted by ERISA or other federal law.

                                     (9)